Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the heading “Experts” in the prospectus supplement dated June 1, 2018, related to the registration statement on Form S-3 of Moody’s Corporation (File No. 333-216211).

/s/ KPMG Accountants N.V.

Amstelveen, The Netherlands

June 1, 2018